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                        PRESS RELEASE DATED June 24, 2002

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                        APPOINTS INDEPENDENT ACCOUNTANTS

         CHICAGO, IL, June 24, 2002 - Universal Automotive Industries, Inc. (the "Company") today announced that its Board of Directors appointed Ernst & Young as the Company's independent accountants for 2002.

         "We look forward to working with Ernst & Young in the firm's new role as our independent accountants," said Arvin Scott, the Company's President and Chief Executive Officer.

         Prior to selection of Ernst & Young, Altschuler Melvoin and Glasser LLP had served as the Company's independent accountants. "We greatly appreciate the professional services provided by Altschuler Melvoin and Glasser over the years and appreciate the excellent work provided by them," said Scott.